UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 22, 2006

Hyperion Solutions Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26934	77-0277772
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5450 Great America Parkway, Santa Clara, California		95054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-588-8109

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2006, the Compensation Committee of the Board of Directors of Hyperion Solutions Corporation (the "Company") approved and adopted a performance-based compensation program (the "Program") under the Company's stockholder-approved 2004 Equity Incentive Plan, as amended and restated (the "2004 Plan"), and established the performance objectives for determining awards under the Program.

Under the Program, certain members of the Company's senior management, including all of its named executive officers, are each entitled to receive cash awards of between $230,000 and $990,000 and fully-vested restricted stock awards between 3,500 and 15,000 shares of the Company's Common Stock, on June 30, 2008 provided the Company achieves certain license revenue objectives. The restricted stock awards accelerate if a "change of control" occurs under the conditions described in the recipient's employment agreement. A recipient must be an employee or consultant to the Company to vest in a stock award or receive a cash grant, as the case may be.

The foregoing description is qualified by reference to the terms set forth in the Company's standard form of Restricted Stock Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K, to the terms of the 2004 Plan, a copy of which was filed as Exhibit 10.1 to Hyperion's 8-K dated November 21, 2005, and to the terms of officer employment agreements previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyperion Solutions Corporation

August 24, 2006	By:	/s/Robin Washington

Name: Robin Washington
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Standard form of Hyperion Restricted Stock Purchase Agreement under the 2004 Equity Incentive Plan, as amended and restated